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                                                                    EXHIBIT 3.26

                                    FILE COPY

                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

                               COMPANY NO. 979390

THE REGISTRAR OF COMPANIES FOR ENGLAND AND WALES HEREBY CERTIFIES THAT

INSULPAK LIMITED

HAVING BY SPECIAL RESOLUTION CHANGED ITS NAME, IS NOW INCORPORATED UNDER THE NAME OF

SOLO CUP EUROPE LIMITED

GIVEN AT COMPANIES HOUSE, CARDIFF, THE 15TH OCTOBER 2002

*C00979390E*

                                                        THE OFFICIAL SEAL OF THE
                                                          REGISTRAR OF COMPANIES

                                 COMPANIES HOUSE
                               - FOR THE RECORD -

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                        INSULPAK LIMITED (THE "COMPANY")
            REGISTERED IN ENGLAND AND WALES WITH COMPANY NO. 00979390

                               REGISTERED OFFICE:
  TOWER CLOSE, ST. PETERS INDUSTRIAL PARK, HUNTINGDON, CAMBRIDGESHIRE PE18 7BZ


               WRITTEN RESOLUTION OF THE DIRECTORS OF THE COMPANY


We, the undersigned, being all the Directors for the time being of the Company and having each noted the terms of the Written Resolution annexed to this Decision, HEREBY RESOLVE THAT:

                               SPECIAL RESOLUTION

1.   the name of the Company be changed to "SOLO CUP EUROPE LIMITED";

                              ORDINARY RESOLUTIONS

2. the Written Resolution annexed to this decision be approved by each member of the Board;

3. that the Company Secretary be instructed to submit the Written Resolution to the sole Member and to the Company's Auditors, in accordance with section 381B of the Companies Act 1985; and

4. conditionally upon the Member signing the Written Resolution, that the Company Secretary be instructed to file the Written Resolution with the Registrar of Companies.

                                                       Dated [30] September 2002

Signed by:

William Richard Coad                      Brian Norman Clarke
/s/ William R Coad                        /s/ Brian Norman Clarke
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Ronald Lee Whaley                         Paul Christopher Dallas
/s/ Ronald L Whaley                       /s/ Paul Christopher Dallas
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Peter Anthony Ernest Bright
/s/ Peter Anthony Ernest Bright
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